SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and Exceed Advisory LLC regarding Exceed Structured Shield Index Strategy Fund, Exceed Structured Hedged Index Strategy Fund and Exceed Structured Enhanced Index Strategy Fund, Exhibit(d)(30) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 470 on December 24, 2014, accession number 0001435109-14-000901.

A copy of Investment Subadvisory Agreement between Exceed Advisory LLC and First Principles Management, LLC, regarding Exceed Structured Shield Index Strategy Fund, Exceed Structured Hedged Index Strategy Fund and Exceed Structured Enhanced Index Strategy Fund, Exhibit(d)(31) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 477 on April 24, 2015, accession number 0001435109-15-000323.